UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2005 (November 1, 2005)
GTx, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50549	62-1715807
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
3 N. Dunlap Street
Van Vleet Building
Memphis, Tennessee 38163
(Address, including zip code, of Registrant’s principal executive offices)

(Registrant’s telephone number, including area code): (901) 523-9700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 2, 2005, the Compensation Committee of the Board of Directors (the “Board”) of GTx, Inc. (the “Company”) approved an increase in the base salary levels of the Company’s executive officers. The new base salary levels will be effective as of January 1, 2006. The new base salary information for the executive officers is set forth on Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     On November 1, 2005, the Company’s Nominating and Corporate Governance Committee approved an increase to the annual fee payable to the Chairman of the Audit Committee from $25,000 to $30,000, which approval was ratified by the Board.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1 Compensation Information for Executive Officers

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
Date: November 7, 2005	By:	/s/ Henry P. Doggrell
		Name:	Henry P. Doggrell
		Title:	Vice President, General Counsel/Secretary

Exhibit Index

Exhibit No.	Description
10.1	Compensation Information for Executive Officers